FHLBank Topeka Announces 2014 Director Election Results

FHLBank Topeka (FHLBank) is pleased to announce the results of the 2014 Member and Independent Director Election. Elections for Member Directorships were conducted in Kansas, Nebraska and Oklahoma and elections for Independent Directorships were conducted district-wide. Please find the official report of election below. Six directors were elected to FHLBank’s board of directors:

Independent Director Election

•	Milroy A. Alexander, Former Executive Director and CEO, Colorado Housing and Finance Authority (CHFA)

•	Robert E. Caldwell, II, Director of Corporate Development, NEBCO, Inc.

•	Jane C. Knight, HopeNet, Inc. (Public Interest Directorship)

Member Director Election

•	Mark W. Schifferdecker, President & CEO, The Girard National Bank, Girard, Kansas

•	Harley D. Bergmeyer, Chairman, First State Bank Nebraska, Wilber, Nebraska

•	Douglas E. Tippens, President & CEO, Bank of Commerce, Yukon, Oklahoma

Mr. Alexander served for 20 years at CHFA, a $4 billion state housing finance agency, including nine years as CHFA’s Executive Director and CEO. Mr. Alexander is also a Certified Public Accountant and served for 11 years in the audit division of Touche Ross & Co.

Mr. Caldwell became a director of FHLBank in 2004. Mr. Caldwell, currently Director of Corporate Development at NEBCO, Inc., previously served as President of both WRK Real Estate and Development and Hampton Enterprises, Inc., as well as General Counsel for Linweld, Inc.

Ms. Knight became a director of FHLBank in 2004. Ms. Knight is Past President and a current director of HopeNet, Inc., which represents consumer and community interests by ministering to the community and offering comprehensive and professional services such as banking services, credit needs, housing or consumer financial protections. Ms. Knight previously served as Vice President of Site-Based Strategies for Kansas Big Brothers Big Sisters, as Director of Kansas Governor Graves’ Wichita Office, and as statewide Americans with Disabilities Act coordinator for the state of Kansas.

Mr. Schifferdecker became a director of FHLBank in 2011. Mr. Schifferdecker currently serves as President & CEO of The Girard National Bank in Girard, Kansas.

Mr. Bergmeyer served as a director of FHLBank from January 2003 through December 2006. He was again elected to the board of directors for a term commencing January 2011 and has served as a director since that time. Mr. Bergmeyer currently serves as Chairman of First State Bank, Lincoln, Nebraska.

Mr. Tippens is a new member director from the state of Oklahoma. Mr. Tippens currently serves as President and CEO of Bank of Commerce, Yukon, Oklahoma.

Pursuant to the Federal Home Loan Bank Act, as amended, and Federal Housing Finance Agency regulations, the majority of FHLBank’s directors, known as Member Directors, are elected by FHLBank’s membership in each state. In order to be eligible to serve as a Member Director, an individual must be a citizen of the United States and an officer or director of a member financial institution in that particular state that meets all minimum capital requirements. The remaining directors, known as Independent Directors and which include Public Interest Directors, must be citizens of the United States and bona fide residents of FHLBank’s district. In order to be elected, the Independent Directors were required to receive at least 20 percent of the number of votes eligible to be cast in the election. Messrs. Alexander and Caldwell and Ms. Knight each received the required number of votes, with Mr. Alexander receiving 41.9 percent of the votes eligible to be cast, Mr. Caldwell receiving 47.6 percent of the votes eligible to be cast, and Ms. Knight receiving 46.4 percent of the votes eligible to be cast. Because Mr. Caldwell received the most votes in the non-Public Interest Independent Director election, Mr. Caldwell will serve a four-year term and Mr. Alexander will serve a two-year term.

Questions about director elections should be directed to Patrick C. Doran, Senior Vice President and General Counsel, at 785.438.6054, or pat.doran@fhlbtopeka.com.

2014 Federal Home Loan Bank of Topeka
Member and Independent Director Election Results

Member Director Elections

Nebraska
Total Number of Eligible Votes per Candidate – 681,636
Eligible Voting Members – 211
Total Number of Members Voting – 143

Elected – Harley D. Bergmeyer, Chairman, First State Bank Nebraska, Wilber, Nebraska
Total Votes Cast for Mr. Bergmeyer – 260,778
Expiration of Term – December 31, 2018

William Brush, President, Security State Bank, Ansley, Nebraska
Total Votes Cast for Mr. Brush – 202,205

Oklahoma
Total Number of Eligible Votes per Candidate – 643,301
Eligible Voting Members – 213
Total Number of Members Voting – 132

Elected – Douglas E. Tippens, President & CEO, Bank of Commerce, Yukon, Oklahoma
Total Votes Cast for Mr. Tippens – 297,244
Expiration of Term – December 31, 2018

Timothy L. Lyons, President & CEO, TTCU The Credit Union, Tulsa, Oklahoma
Total Votes Cast for Mr. Lyons – 61,464

Kari L. Roberts, President & CCO, ACB Bank, Cherokee, Oklahoma
Total Votes Cast for Ms. Roberts – 54,667

Kansas
Elected – Mark W. Schifferdecker, President & CEO, The Girard National Bank, Girard, Kansas
Expiration of Term – December 31, 2018

Mr. Schifferdecker was deemed elected on September 19, 2014, because only one nominee, Mr. Schifferdecker, accepted the nomination for the one member directorship up for election in Kansas in 2014.

Independent Director Elections

Tenth District
Total Number of Eligible Votes per Candidate – 2,508,842
Eligible Voting Members – 804

Elected – Jane C. Knight, HopeNet, Inc.
Total Votes Cast for Ms. Knight – 1,162,998
Total Number of Members Voting for Ms. Knight – 350
Public Interest Director – Yes
Consumer or Community Interest Represented – Banking, Credit Needs, Housing and Consumer Financial Protections
Qualifications – Ms. Knight has served the past 15 years as a board member of HopeNet, Inc.
Expiration of Term – December 31, 2018

Elected – Milroy A. Alexander, Former Executive Director and CEO, Colorado Housing and Finance Authority
Total Votes Cast for Mr. Alexander – 1,050,079
Total Number of Members Voting for Mr. Alexander – 315
Public Interest Director – No
Qualifications – Mr. Alexander has demonstrated experience in and knowledge of auditing and accounting, derivatives, financial management, organizational management, project development, and risk management practices.
Expiration of Term – December 31, 2016

Elected – Robert E. Caldwell, II, Director of Corporate Development, NEBCO, Inc.
Total Votes Cast for Mr. Caldwell – 1,193,513
Total Number of Members Voting for Mr. Caldwell – 357
Public Interest Director – No
Qualifications – Mr. Caldwell has demonstrated experience in and knowledge of auditing and accounting, financial management, organizational management, project development, risk management practices and the law.
Expiration of Term – December 31, 2018